Exhibit 23(a)


                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration
          Statement (Form S-8 No. 333-      ) pertaining to the Cover-All
          Technologies, Inc. 1995 Employee Stock Option Plan of our report dated April 11, 1997, with respect to the consolidated financial statements and schedule of Cover-All Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP


          Hackensack, New Jersey
          January 9, 1998